Exhibit 23

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (No.333-116447) on Form S-8 of WGNB Corp. of our report dated February 24, 2007, relating to our audit of the consolidated financial statements of First Haralson Corporation and Subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in this Current Report on Form 8-K/A.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
September 14, 2007